                                                                    EXHIBIT 99.4

                     COMMUNICATION TELESYSTEMS INTERNATIONAL
                        D/B/A WORLDXCHANGE COMMUNICATIONS


                             9999 WILLOW CREEK ROAD
                           SAN DIEGO, CALIFORNIA 92131


                             _________________, 2000


TO THE STOCKHOLDERS OF
COMMUNICATION TELESYTEMS INTERNATIONAL
D/B/A WORLDXCHANGE COMMUNICATIONS


Dear Stockholder:

       By written consent on ___________, 2000, the stockholders of COMMUNICATION TELESYSTEMS INTERNATIONAL d/b/a WORLDxCHANGE Communications ("WORLDxCHANGE") approved the merger (the "Merger") of WORLDxCHANGE with and into WORLDxCHANGE Communications, Inc. f/k/a CTI Merger Co. ("Sub"), a wholly-owned subsidiary of World Access, Inc. ("World Access"). Pursuant to the Merger, the holders of shares of WORLDxCHANGE common stock (including shares of preferred stock deemed to be automatically converted into shares of common stock prior to completion of the Merger), par value $.01 per share (the "WORLDxCHANGE Common Stock") are entitled to receive 0.6583 shares of World Access common stock, par value $.01 per share (the "World Access Common Stock"), for each share of WORLDxCHANGE Common Stock. World Access will not issue fractional shares. In lieu of receiving fractional shares, holders of WORLDxCHANGE Common Stock will receive cash (without interest) in an amount equal to the product of
(i) such fractional part of a share of World Access Common Stock multiplied by
(ii) the average closing price of World Access Common Stock on the Nasdaq National Market for the ten (10) trading day period ending at the close of trading on the second (2nd) trading day preceding the closing of the Merger.

       To exchange your shares of WORLDxCHANGE Common Stock for shares of World Access Common Stock, please complete and sign the enclosed letter of transmittal and forward it in the enclosed envelope, together with the certificate(s) representing your WORLDxCHANGE Common Stock (if available), to Continental Stock Transfer & Trust Company, which has been designated as the Exchange Agent for the WORLDxCHANGE Common Stock. Please take care to follow the instructions contained in the letter of transmittal.

       If you have any questions, require assistance or wish additional copies of the letter of transmittal, you may telephone the Exchange Agent at 212-509-4000, extension 535.

                                 Very truly yours,


                                 Roger B. Abbott
                                 Chief Executive Officer

                              LETTER OF TRANSMITTAL
                     TO ACCOMPANY CERTIFICATES REPRESENTING
                             SHARES OF COMMON STOCK
                                       OF
                      WORLDXCHANGE TELECOMMUNICATIONS, INC.
                               ____________, 2000


On ___________, 2000 (the "Effective Time"), Communications TeleSystems International d/b/a WORLDxCHANGE Communications ("WORLDxCHANGE") was merged (the "Merger") with and into a wholly-owned subsidiary of World Access, Inc. ("World Access") pursuant to an Agreement and Plan of Merger, dated as of February 11, 2000, as amended May 23, 2000 (the "Merger Agreement"), among World Access, WORLDxCHANGE Communications, Inc. f/k/a CTI Merger Co., a wholly-owned subsidiary of World Access, and WORLDxCHANGE, which Merger Agreement was approved and adopted by the stockholders of WORLDxCHANGE by written consent on ___________, 2000. As a result of the Merger, as of the Effective Time, each issued and outstanding share of WORLDxCHANGE common stock (including shares of preferred stock deemed to be automatically converted into shares of common stock prior to completion of the Merger), $.01 par value per share ("WORLDxCHANGE Common Stock") was converted into the right to receive 0.6583 of one share of World Access common stock, $.01 par value per share ("World Access Common Stock").

In order to receive certificates representing the shares of World Access Common Stock into which your shares of WORLDxCHANGE Common Stock have been converted, this Letter of Transmittal and certificates representing your shares of WORLDxCHANGE Common Stock should be delivered to Continental Stock Transfer & Trust Company (the "Exchange Agent") at the following address:

                               BY MAIL OR BY HAND

                   Continental Stock Transfer & Trust Company
                            Two Broadway, 19th Floor
                            New York, New York 10004
                         Attn: Reorganization Department

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. Please carefully review the instructions on the reverse side of this Letter of Transmittal before completing this Letter of Transmittal. Please note that your shares of WORLDxCHANGE Common Stock no longer represent an ownership interest in WORLDxCHANGE, but instead only represent the right to receive 0.6583 of one share of World Access Common Stock for each share of WORLDxCHANGE Common Stock. If you do not return this Letter of Transmittal and your stock certificates representing shares of WORLDxCHANGE Common Stock, you will not receive the certificates representing the shares of World Access Common Stock to which you are entitled, or any dividends or distributions which may be declared and paid thereon in the future.

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ INSTRUCTIONS ON REVERSE SIDE CAREFULLY.

Ladies and Gentlemen:

The undersigned is hereby delivering the certificates representing shares of WORLDxCHANGE Common Stock described below. The undersigned understands that the method of delivery is at the option and risk of the undersigned and that risk of loss and title to such certificates shall pass to the Exchange Agent only upon proper delivery of such certificates with this Letter of Transmittal in accordance with the delivery instructions contained herein.

          PLEASE FILL IN ALL APPLICABLE BLANKS; FOLLOW ALL INSTRUCTIONS
                  CAREFULLY AND SIGN THIS LETTER OF TRANSMITTAL
                           IN THE SPACE PROVIDED BELOW

------------------------------------------------------------------------------------------------------------------------------------
                                DESCRIPTION OF COMMUNICATIONS TELESYSTEMS INTERNATIONAL
                                   D/B/A WORLDXCHANGE COMMUNICATIONS COMMON STOCK
------------------------------------------------------------------------------------------------------------------------------------
                                                                       |                     CERTIFICATE(S) SURRENDERED
                                                                       |           (ATTACH ADDITIONAL SIGNED LIST, IF NECESSARY)
                                                                       |------------------------------------------------------------
                                                                       |   CERTIFICATE NUMBER(S) OF       TOTAL NUMBER OF SHARES
            NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)            |   WORLDXCHANGE COMMON STOCK          REPRESENTED BY
(PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S) APPEAR ON CERTIFICATE(S) |                                      CERTIFICATE(S)
-----------------------------------------------------------------------|------------------------------------------------------------
                                                                       |
                                                                       |
                                                                       |
                                                                       |
                                                                       |
                                                                       |
                                                                       |-------------------------------- ---------------------------
                                                                       |
                                                                       |-------------------------------- ---------------------------
                                                                       |
                                                                       |-------------------------------- ---------------------------
                                                                       |
                                                                       |-------------------------------- ---------------------------
                                                                       |    TOTAL SHARES
-----------------------------------------------------------------------|-------------------------------- ---------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                          SPECIAL ISSUANCE INSTRUCTIONS
                                       (See Instructions on Reverse Side)

To be completed ONLY if certificates for shares of World Access Common Stock are to be issued to someone other than the person or persons whose signature(s) appear(s) on this Letter of Transmittal or to an address other than shown in the box above.

                                           Issue Stock Certificate to:

Name
    --------------------------------------------------------------------------------------------------------------------------------

Address
       -----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


Taxpayer ID #
             -----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------


                                                    SIGN HERE
                                   (Please complete substitute Form W-9 below)

Name of Owner(s)                                                                                      Title(s)
(Please Print)                               Signature of Owner(s)                                    (if any)

-------------------------------   ---------------------------------------------   --------------------------------------------------

-------------------------------   ---------------------------------------------   --------------------------------------------------


PLEASE NOTE: MUST BE SIGNED BY REGISTERED HOLDER(S) EXACTLY AS NAME(S) APPEAR(S) ON STOCK CERTIFICATE(S). IF
SIGNATURE IS BY AN OFFICER OF A CORPORATION, ATTORNEY-IN-FACT, AGENT, EXECUTOR, ADMINISTRATOR, TRUSTEE,
GUARDIAN OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY,
PLEASE SET FORTH FULL TITLE AND SEE INSTRUCTION 1.

Address
       -----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Area Code and Telephone
                       -------------------------------------------------------------------------------------------------------------


                                            GUARANTEE OF SIGNATURE(S)
                                               (See Instruction 1)

------------------------------------------------------------------------------------------------------------------------------------


                                      PAYOR'S NAME: WORLD ACCESS, INC.

------------------------------------------------------------------------------------------------------------------------------------
SUBSTITUTE                              PART 1-Please provide your TIN in the box   Social Security Number OR
                                        at right and certify by signing and         Employer Identification Number
                                        dating below.                               ------------------------------


                                        --------------------------------------------------------------------------------------------
FORM W-9                                PART 2-Check the box if you are NOT subject to backup withholding under the provisions
DEPARTMENT OF THE TREASURY              of Section 3406(a)(1)(C) of the Internal Revenue Code of 1986 because (1) you have not been
INTERNAL REVENUE SERVICE                notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding [ ]

                                        --------------------------------------------------------------------------------------------
PAYOR'S REQUEST FOR                     PART 3-CERTIFICATION-Under the penalties of perjury, I certify that the information provided
TAXPAYER IDENTIFICATION                 on this form is true, correct and complete.
NUMBER ("TIN") AND
CERTIFICATION
                                        --------------------------------------------------------------------------------------------
                                        Print your name:
                                                        ---------------------

                                        Address:
                                                -----------------------------
                                                                                               [ ] Awaiting TIN
                                        --------------------------------------

                                        Signature:
                                                  ---------------------------

                                        Date:
                                             --------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                  INSTRUCTIONS

(1) SIGNATURES ON LETTER OF TRANSMITTAL; STOCK POWERS AND ENDORSEMENTS.

    If this Letter of Transmittal is signed by the registered holder(s) of the shares of WORLDxCHANGE Common Stock to be delivered herewith (the "Shares"), the signature(s) must correspond exactly with the name(s) as written on the face of the certificate without alteration, enlargement or any change whatsoever.

    If any certificate is registered in the name of two or more persons, all such persons should sign this Letter of Transmittal.

    If the names on two or more certificates are registered differently on such certificates (such as having a middle initial on one certificate and a completed middle name on the other), it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or copies) as there are different registrations of certificates.

    If this Letter of Transmittal is signed by the registered holder(s) of the certificate(s) listed hereon and delivered herewith, no endorsements of certificates or separate stock powers are required, and the signature(s) need not be guaranteed unless the stock certificates representing shares of World Access Common Stock are to be issued in the name of any person or persons other than the registered holder(s).

    If the stock certificates representing shares of World Access Common Stock are to be issued in the name of any person or persons other than the registered holder(s), the signature(s) of the registered holder(s) on the Letter of Transmittal must be guaranteed with an authorized medallion signature guarantee.

    If the Letter of Transmittal is signed by a person or persons other than the registered holder(s) of the certificates listed hereon and delivered herewith, then the certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on such certificates. The signature(s) of the registered holder(s) on any such certificates or stock powers must be guaranteed with an authorized medallion signature guarantee.

    If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence, satisfactory to the Exchange Agent, of the authority of such person to so act must be delivered together with this Letter of Transmittal and the certificates.

(2) DELIVERY OF LETTER OF TRANSMITTAL, STOCK CERTIFICATES AND OTHER DOCUMENTS.

    This Letter of Transmittal together with all of your stock certificates representing all of your shares of WORLDxCHANGE Common Stock and any other documents that may be required pursuant to these instructions should be delivered to the following address:

                   Continental Stock Transfer & Trust Company
                            Two Broadway, 19th Floor
                            New York, New York 10004
                         Attn: Reorganization Department

    For your convenience, a pre-addressed envelope is enclosed if you choose to mail the certificates.

    The method of delivery of this Letter of Transmittal and your certificates is at your option and risk, and risk of loss and title to such certificates will pass to the Exchange Agent only upon proper delivery of this Letter of Transmittal and such certificates in accordance with the delivery instructions contained herein.

    If delivery of this Letter of Transmittal and your certificates is by mail, it is recommended that you use registered mail with return receipt requested, properly insured.

(3) STOCK TRANSFER TAXES.

    If the stock certificates representing shares of World Access Common Stock are to be issued in the name of any person or persons, other than the registered holder(s), or if this Letter of Transmittal is signed by a person or persons other than the registered holder(s), then proper evidence, satisfactory to the Exchange Agent, that any stock transfer taxes (whether imposed on the registered holder, such other person or otherwise) have been paid or are not required to be paid must be submitted together with this Letter of Transmittal and the certificates.

(4) LOST, MISPLACED OR DESTROYED CERTIFICATES.

    If your certificate(s) representing shares of WORLDxCHANGE Common Stock have been lost, misplaced or destroyed, please contact the Exchange Agent in writing at the address set forth above to obtain a Lost Stock Affidavit and Indemnity Agreement and any other documents (including bonding documents) as the Exchange Agent may request in order for you to receive the shares of World Access Common Stock to which you may be entitled.

(5) PROMPT DELIVERY, CASH PAYMENT IN LIEU OF FRACTIONAL SHARES.

    Please promptly deliver this Letter of Transmittal and your certificates in accordance with these instructions. Shares of WORLDxCHANGE Common Stock no longer represent an ownership interest in WORLDxCHANGE, but instead only represent the right to receive 0.6583 of one share of World Access Common Stock for each share of WORLDxCHANGE Common Stock. Until you deliver this Letter of Transmittal and your stock certificates representing shares of WORLDxCHANGE Common Stock, you will not receive any shares of World Access Common Stock to which you are entitled, or any dividends or distributions which may be declared and paid thereon in the future.

    No fractional shares of World Access Common Stock will be issued. Instead, the Exchange Agent will pay, in cash (rounded to the nearest cent), without interest, an amount equal to the product of (i) such fractional part of a share of World Access Common Stock multiplied by (ii) the average closing price of World Access Common Stock on the Nasdaq National Market for the ten
    (10) trading day period ending at the close of trading on the second (2nd) trading day preceding the closing of the Merger.

(6) SUBSTITUTE FORM W-9.

    Please complete, sign and date the Substitute Form W-9 included as part of the Letter of Transmittal. Failure to complete the Substitute Form W-9 may subject you to 31% federal income tax withholding of any dividend or cash payment made to you in respect of any shares of World Access Common Stock.

(7) REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES.

    Requests for assistance or additional copies of this Letter of Transmittal may be directed, by phone or in writing, to Reorganization Department, at Continental Stock Transfer & Trust Company, Two Broadway, 19th Floor, New York, NY 10004, (212) 509-4000, extension 535.